Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Dynatrace, Inc.
Waltham, Massachusetts
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-240287) and Form S-8 (Nos. 333-232950, 333-238732, 333-256661, and 333-265239) of Dynatrace, Inc. of our report dated May 26, 2022, relating to the consolidated financial statements which appears in this Form 10-K.
/s/ BDO USA, LLP
Troy, Michigan
May 25, 2023